UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                                      □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing fourth quarter 2018 results was made February 21, 2019 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2018 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

February 21, 2019	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.0	Press Release: Data I/O Reports Fourth Quarter 2018 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Fourth Quarter 2018 Results

Fifth Consecutive Year of Profitability Driven by Leadership in Automotive Electronics

Redmond, WA, Thursday – February 21, 2019 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security programming solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•         Net sales of $7.9 million; bookings of $6.5 million

•         Gross margin as a percentage of sales of 58.2%

•         Net income of $648,000 or $0.08 diluted earnings per share

•         Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of $1.2 million

•         Cash & Equivalents of $18.3 million; no debt

•         Won multiple industry awards for technology, products, and service

•         Automotive electronics and advanced programming leadership

o   Automotive represented 60% of bookings for the year

o   Released Lumen®X version 1.6 to support doubling of programming download speed and Dynamic Data Injection

o   Released SentriX®  Scripting Interface Upgrade for more advanced security provisioning

•         Repurchased 102,000 shares as part of a $2 million buyback program authorized in October 2018

Full Year 2018 Highlights

•         Net sales of $29.2 million; bookings of $27.0 million

•         Gross margin as a percentage of sales of 59.4%

•         Net income of $1.6 million or $0.19 diluted earnings per share

•         Ended year with 12 partners and 4 system deployments for SentriX system

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fourth quarter and year ended December 31, 2018, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “2018 was a solid year for Data I/O as we strengthened the Company’s position as the global leader in programming and security provisioning solutions, and delivered our 5th consecutive year of profitability.

“In 2018 we extended our leadership in automotive electronics programming technologies.  Automotive customers represented 60% of our total bookings for the year, up from 54% in 2017.  Our PSV family of high speed programming systems, which is ideal for automotive electronics, is capturing market share as we won several new sites and marquee customers.  In 2018, we celebrated the sale of our 200th PSV system.  Separately, the industry celebrated Data I/O, honoring our programming innovations with three industry awards in the past few months alone.  We also expanded and extended our SentriX platform for IoT security. We announced several new partnerships and deployments, and planted the seeds for the longer term industry transition to security.

“In 2018 we continued to drive operational excellence across our organization to manage our expenses and effectively drive profitability.  Our gross profit as a percentage of sales was higher for the year, despite lower revenues.  We attribute much of this performance to continued business process improvement and focus on manufacturing efficiencies.  Beyond investing in the business to capitalize on the many growth opportunities ahead of us, we are simultaneously returning capital to shareholders.  During the fourth quarter we repurchased approximately 102,000 shares valued at $536,000 as part of a $2 million buyback program.  At the end of the year, we maintained our strong balance sheet with $18.3 million in cash and no debt.

“Our formula for long term profitable growth and success is unchanged. We continue to invest in our technology platforms to address the secular growth for automotive electronics and meet the emerging demands for a secure IoT.  In 2019, we are focused on the UFS Flash memory transition in automotive infotainment and Advanced Driver Assist Systems (ADAS) enhancing performance, expanding our SentriX device supports while bringing early customers to revenue, maintaining our commitment to operational excellence, and being excellent stewards of capital.”

Financial Results

Net sales in the fourth quarter of 2018 were $7.9 million, as compared with $8.1 million in the fourth quarter of 2017, and $6.5 million in the third quarter of 2018.  The year-over-year decline in sales was a result of cyclical demand during 2017, particularly from programming center customers, while the increase from the third quarter reflects growth driven in large part by demand from the automotive electronics industry.  For all of 2018, net sales were $29.2 million, down 14.4% from $34.1 million in 2017.

For the 2018 fourth quarter, gross margin as a percentage of sales was 58.2%, as compared to 58.5% in the fourth quarter of 2017.  The fourth quarter 2018 level is at the higher end of the Company’s anticipated target due to a favorable channel and product mix and currency impacts.  Cost reduction and manufacturing efforts to improve factory utilization also contributed to the strength of gross margins.  Data I/O has realized the benefits of these initiatives throughout 2018, although certain tariffs and commodity prices have partially mitigated the overall impact.  For all of 2018, gross margin was 59.4%, compared to 58.9% for the prior year.

Total operating expenses in the fourth quarter of 2018 were $3.8 million, up from $3.6 million in the 2017 period, and slightly up from $3.7 million in the third quarter of 2018.  Spending on research and development (“R&D”) to support the Company’s two primary technology platforms was $1.8 million which is flat as compared with both the fourth quarter of 2017 and the third quarter of 2018.  Selling, general and administrative expenses of $2.0 million in the fourth quarter of 2018 were up from $1.9 million in the third quarter of 2018 and $1.8 million in the year earlier period.  The Company continues to actively engage in market development and R&D initiatives for its SentriX platform while emphasizing ongoing expense management practices.  Total operating expenses for all of 2018 were $15.6 million, up 4% from $15.0 million in 2017 due to higher marketing expenses and R&D, partially offset by reduced variable compensation.

Operating income was $744,000 for the fourth quarter of 2018, up from $404,000 for the third quarter of 2018 and down from $1.2 million in the fourth quarter of 2017.  For the full year, operating income was $1.7 million in 2018 as compared with $5.0 million for 2017.

Net income in the fourth quarter of 2018 was $648,000, or $0.08 per diluted share, compared with net income of $342,000, or $0.04 per diluted share, in the third quarter of 2018, and $1.5 million, or $0.18 per diluted share, in the fourth quarter of 2017.  Included in non-operating income is a currency loss of $98,000 for the fourth quarter of 2018, a currency gain of $108,000 for the third quarter of 2018, and a currency loss of $123,000 in the fourth quarter of 2017.  Included in fourth quarter 2017 net income is a one-time net benefit recorded as a result of the Tax Cuts and Jobs Act of 2017 of $531,000.  For the year, net income in 2018 was $1.6 million, or $0.19 per diluted share, as compared with net income in 2017 of $5.4 million, or $0.65 per diluted share.  Gains on sales of non-core internet domain assets contributed non-operating income of $366,000 in 2017, while 2018 gain was $19,000.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $881,000 in the fourth quarter of 2018, compared to $742,000 in the third quarter of 2018 and $1.2 million in the prior year period.  Adjusted EBITDA, excluding equity compensation, was $1.2 million in the fourth quarter of 2018, compared to $1.0 million in the third quarter of 2018 and $1.4 million in the prior year period.   For all of 2018, EBITDA was $2.8 million, compared to $6.0 million for 2017, while Adjusted EBITDA, excluding equity compensation, was $4.0 million in 2018 compared to $6.7 million in 2017.

Bookings in the fourth quarter of 2018 were $6.5 million, compared to $7.6 million in the fourth quarter of 2017 and $7.0 million in the third quarter of 2018.  Bookings for all of 2018 were $27.0 million, down from $34.3 million in 2017 and up from bookings of $26.9 million in 2016.  Backlog at December 31, 2018 was $1.9 million, as compared with $4.0 million at December 31, 2017.

Data I/O’s financial condition remains strong with cash of $18.3 million at December 31, 2018, down from $18.9 million at September 30, 2018, and $18.5 million at December 31, 2017.  Cash at the end of the fourth quarter reflects part of the $2 million share repurchase program authorized in October 2018.  Accounts receivable of $3.8 million at December 31, 2018 increased by $1 million from $2.8 million at September 30, 2018 and was flat as compared with the end of the prior year.  Net working capital at the end of 2018 was $21.1 million, up from $20.6 million at September 30, 2018, and $19.5 million at December 31, 2017.  The Company continues to have no debt.

Conference Call Information

A conference call discussing the fourth quarter ended December 31, 2018, financial results will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10128659.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other markets. Today, our customers manufacture hundreds of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, assuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow   -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net Sales	$7,857	$8,096	$29,224	$34,051
Cost of goods sold	3,284	3,363	11,868	13,992
Gross margin	4,573	4,733	17,356	20,059
Operating expenses:
Research and development	1,811	1,766	7,361	6,896
Selling, general and administrative	2,018	1,816	8,257	8,116
Total operating expenses	3,829	3,582	15,618	15,012
Operating income	744	1,151	1,738	5,047
Non-operating income (expense):
Interest income	11	10	37	29
Gain on sale of assets	15	3	19	366
Foreign currency transaction gain (loss)	(98)	(123)	103	(281)
Total non-operating income	(72)	(110)	159	114
Income before income taxes	672	1,041	1,897	5,161
Income tax (expense) benefit	(24)	495	(291)	288
Net income	$648	$1,536	$1,606	$5,449

Basic earnings per share	$0.08	$0.19	$0.19	$0.67
Diluted earnings per share	$0.08	$0.18	$0.19	$0.65
Weighted-average basic shares	8,431	8,260	8,378	8,149
Weighted-average diluted shares	8,509	8,542	8,514	8,436

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	December 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,343	$18,541
Trade accounts receivable, net of allowance for
doubtful accounts of $75 and $73, respectively	3,771	3,769
Inventories	5,185	4,168
Other current assets	621	708
TOTAL CURRENT ASSETS	27,920	27,186

Property, plant and equipment – net	1,985	2,458
Income tax receivable	598	598
Other assets	220	45
TOTAL ASSETS	$30,723	$30,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,755	$1,301
Accrued compensation	2,872	3,536
Deferred revenue	1,392	1,787
Other accrued liabilities	789	858
Income taxes payable	47	218
TOTAL CURRENT LIABILITIES	6,855	7,700

Long-term other payables	511	527

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,338,628 shares as of December 31,
2018 and 8,276,813 shares as of December 31, 2017	19,254	18,989
Accumulated earnings	3,695	2,089
Accumulated other comprehensive income	408	982
TOTAL STOCKHOLDERS’ EQUITY	23,357	22,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,723	$30,287

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
(in thousands)
Net Income	$648	$1,536	$1,606	$5,449
Interest (income)	(11)	(10)	(37)	(29)
Taxes	24	(495)	291	(288)
Depreciation and amortization	220	188	956	822
EBITDA earnings	$881	$1,219	$2,816	$5,954

Equity compensation	297	174	1,230	714
Adjusted EBITDA earnings,
excluding equity compensation	$1,178	$1,393	$4,046	$6,668